UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 14, 2011

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed, affiliates of Brookfield Asset Management, affiliates of Pershing Square Capital Management and affiliates of The Blackstone Group (collectively, the “committed stockholders”) committed to participate in General Growth Properties, Inc.’s (the “Company”) dividend reinvestment plan (the “DRIP”) with respect to a portion or all (depending on the investor) of the Company’s common stock owned by such investor, subject to certain limitations. These commitments were scheduled to expire on December 31, 2012.  The Company believes that it will have sufficient cash to pay full cash dividends to all of its stockholders through December 31, 2012.  In addition, the Company believes that it is not in the best interests of the Company or its stockholders to continue to require the committed stockholders to purchase shares in the DRIP during periods when, as publicly disclosed, the Company may be repurchasing its shares from time to time in the open market.  Accordingly, the Company has released the committed stockholders from their respective commitments to participate in the DRIP although the committed stockholders will have the right to participate in the DRIP on the same basis as the Company’s other stockholders.

A copy of the amended and restated DRIP was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 30, 2011.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the factors described in the Company’s reports filed with the Securities and Exchange Commission from time to time. Except to the extent required by law, the Company disclaims any obligations to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Steven J. Douglas
Steven J. Douglas
Chief Financial Officer and Executive Vice President

Date: October 14, 2011